Synventive Acquisition Inc. and Subsidiaries Exhibit 99.2
CONSOLIDATED BALANCE SHEETS
June 30, 2012 and December 31, 2011
(Dollars in thousands)

	(Unaudited) June 30, 2012	December 31, 2011
Assets
Current assets
Cash	$7,965	$11,194
Bank acceptances	2,275	1,349
Accounts receivable, net	42,744	38,647
Inventories, net	9,837	10,457
Prepaid expenses and other current assets	1,819	1,309
Deferred income taxes	787	787
Total current assets	65,427	63,743

Property and equipment, net	11,971	12,468
Deferred income taxes	258	255
Goodwill	22,564	22,530
Intangibles, net	9,451	9,844
Total assets	$109,671	$108,840

Liabilities and Stockholders' Equity
Current liabilities
Current portion of capital lease obligation	$121	$209
Accounts payable	12,200	13,877
Accrued expenses	10,196	13,690
Customer deposits	1,225	1,287
Deferred income taxes	227	227
Total current liabilities	23,969	29,290

Capital lease obligation, net of current portion	52	36
Long-term debt	58,050	59,803
Accrued pension liability	338	351
Related party payable	140	15
Deferred income taxes	9,414	9,444
Total liabilities	91,963	98,939

Stockholders' equity:
Unrestricted common stock	6	6
Paid in capital	50,070	49,918
Accumulated deficit	(23,779)	(32,265)
Accumulated other comprehensive loss	(8,733)	(7,929)
Total Synventive Acquisition, Inc. and Subsidiaries stockholders' equity	17,564	9,730
Noncontrolling interest in subsidiary	144	171
Total stockholders' equity	17,708	9,901
Total liabilities and stockholders' equity	$109,671	$108,840
See notes to consolidated financial statements.

Synventive Acquisition Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
Six Month Periods Ended June 30, 2012 and July 2, 2011
(Dollars in thousands)
(Unaudited)

	2012	2011

Net sales	$78,699	$68,876
Cost of sales	39,557	35,283
Gross profit	39,142	33,593

Selling, general and administrative expenses	25,067	22,975
Amortization expense	407	559
Total operating expenses	25,474	23,534

Operating income	13,668	10,059

Other (income) expense:
Interest expense	1,840	5,324
Extinguishment of debt	—	(60,093)
Other expense	461	30
Foreign exchange gain	(438)	(7,732)
Total other (income) expense	1,863	(62,471)

Income before income tax provision	11,805	72,530
Income tax provision	(3,313)	(11,822)

Net income	8,492	60,708
Noncontrolling interest in income from consolidated subsidiary	(6)	—

Net income attributable to Synventive Acquisition Inc. and Subsidiaries	$8,486	$60,708

See notes to consolidated financial statements.

Synventive Acquisition Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Month Periods Ended June 30, 2012 and July 2, 2011
(Dollars in thousands)
(Unaudited)

	2012	2011
Cash flows from operations:
Net income	$8,492	$60,708
Adjustments to reconcile net income to net cash provided by
Operating activities:
Depreciation	1,848	1,440
Amortization of intangibles	407	559
Non-cash interest expense	42	3,420
Foreign exchange gain on debt	(438)	(7,732)
Stock compensation	152	—
Noncash gain on cancellation of debt	—	(64,514)
Gain on sale of equipment	(1)	(4)
Deferred income taxes (benefit)	(33)	12,463
Changes in assets and liabilities:
Bank acceptances	(926)	(777)
Accounts receivable, net	(4,097)	(3,308)
Inventories, net	620	(2,515)
Prepaid expenses and other current assets	(510)	(734)
Accounts payable and accrued expenses	(5,184)	1,801
Related party payable	125	417
Customer deposits	(62)	(344)
Net cash provided by operating activities	435	880

Cash flows from investing activities:
Purchases of property and equipment	(1,177)	(1,915)
Proceeds from the sales of property and equipment	107	51
Net cash used in investing activities	(1,070)	(1,864)

Cash flows from financing activities:
Principal payments on long-term debt	(1,796)	—
Principal payments on capital leases	(72)	(87)
Change in restricted cash	—	219
Proceeds on revolving line of credit	—	1,300
Net cash used in financing activities	(1,868)	1,432

Effect of foreign currency exchange rate changes on cash	(726)	(423)

Net decrease in cash	(3,229)	25

Cash and cash equivalents, beginning of year	11,194	5,563

Cash and cash equivalents, end of period	$7,965	$5,588

Supplemental disclosure of other cash flow information:

Stock issued in exchange for debt cancellation	—	49,668

See notes to consolidated financial statements.

Synventive Acquisition Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Income (Loss)
June 30, 2012 and December 31, 2011
(In thousands, except for share information)

	Synventive Acquisition, Inc. and Subsidiaries
						Accumulated
						Other	Noncontrolling	Total
	Common Stock		Paid In	Notes	Accumulated	Comprehensive	Interest in	Stockholders'	Comprehensive
	Shares	Amount	Capital	Receivable	Deficit	Loss	Subsidiary	Equity (Deficit)	Income (Loss)
January 1, 2011	1,370	$129	—	$(124)	$(101,510)	$(1,773)	$102	$(103,176)	$—
Net income	—	—	—	—	69,245	—	74	69,319	69,319
Debt and equity restructuring	604,319	(123)	49,791	124	—	—	—	49,792	—
Stock compensation	—	—	127	—	—	—	—	127	—
Other comprehensive income (loss)
Foreign currency translation	—	—	—	—	—	(6,156)	(5)	(6,161)	(6,161)
December 31, 2011	605,689	6	49,918	—	(32,265)	(7,929)	171	9,901	$63,158
Net income	—	—	—	—	8,486	—	6	8,492	8,492
Stock compensation	—	—	152	—	—	—	—	152	—
Other comprehensive loss
Foreign currency translation	—	—	—	—	—	(804)	(33)	(837)	(837)
June 30, 2012	605,689	$6	50,070	$—	$(23,779)	$(8,733)	$144	$17,708	$7,655

See notes to consolidated financial statements.

Synventive Acquisition Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands)

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Synventive Acquisition Inc. and its subsidiaries (the "Company") are engaged in the business of designing, engineering and manufacturing hot runners that are used in molding processes for plastic and composite parts. The Company also provides parts and services for its installed equipment.

The accompanying unaudited consolidated balance sheet and the related unaudited consolidated statements of income, stockholders' equity and cash flows have been prepared in accordance with generally accepted accounting principles for interim financial information. The consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The consolidated financial statements include the accounts of Synventive Acquisition, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, normal recurring accruals considered necessary for a fair presentation, have been included.

The unaudited financial statements should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2011 and 2010 as included as Exhibits 99.1 to the Current Report on Form 8-K/A of Barnes Group, Inc. to which these statements are included as an exhibit.

2.	INVENTORIES

Inventories consisted of the following as of June 30, 2012 and December 31, 2011:

	June 30, 2012	December 31, 2011

Raw materials	$2,351	$4,143
Work in progress	2,642	1,898
Finished goods	4,844	4,416
	$9,837	$10,457

3.	DEBT RESTRUCTURING

On May 5, 2011, the Company, its lenders and its owners entered into a master settlement and restructuring support agreement. Under the terms of the agreement, the Series A and B Senior Subordinated Note holders converted 100% of the subordinated notes plus accrued interest to common stock in Synventive Acquisition, Inc. Simultaneously, one of the Series A Note holders exchanged $30,634 of their senior term debt for common stock. The Company's balances of the subordinated notes and senior term debt, prior to the debt restructuring, were $49,000 and $90,634, respectively. The subordinated notes and senior term debt balances were $0 and $60,000, respectively, following the debt restructuring. The senior term debt was originally denominated in Euros, however it was denominated in US dollar and British Pound Sterling following the restructuring. The restructuring resulted in a gain on extinguishment of debt during the six months ended July 2, 2011 of $60,093. The gain was reduced by lender, legal and financial advisor costs incurred in connection with the restructuring that totaled $4,421 during the six months ended July 2, 2011.

Interest expense was $1,840 and $5,324 for the six months ended June 30, 2012 and July 2, 2011. The interest expense related to the senior debt was $1,723 and $1,835 during the 2012 and 2011 periods. The interest on the subordinated notes, which were also canceled on May 5, 2011, was $0 and $3,420 during the 2012 and 2011 periods. Foreign exchange gains were $438 and $7,732 during the six months ended June 30, 2012 and July 2, 2011. The foreign exchange gain of $7,732 in the 2011 period includes a gain of $7,938 that resulted from the senior term debt while it was Euro denominated.

4.	INCOME TAXES

The Company's effective tax rate for the first six months of 2012 was 28.1%. In 2011 the Company's effective tax rate was 16.3% in the first six months of the year and 14.6% for the full year. The tax rate for the first six months of 2011 includes $10,643 of discrete tax expense related to pre-tax income of $64,514 from the extinguishment of debt ($60,093 net of related fees). The increase in the 2012 effective tax rate was driven primarily by the absence of the discrete item as well as the change in the forecasted mix of earnings attributable to higher taxing jurisdictions or jurisdictions where losses cannot be benefited in 2012.

5.	SUBSEQUENT EVENTS

On August 27, 2012, the Company was sold to Barnes Group Inc. ("Barnes Group”) pursuant to the terms of the Stock Purchase Agreement dated as of July 16, 2012 among Barnes Group, the Company, the stock and option holders of the Company, and Cetus Capital, LLC, in its capacity as Seller Representative (the "Stock Purchase Agreement"). Pursuant to the terms of the Stock Purchase Agreement, Barnes Group acquired all of the issued and outstanding shares of capital stock of the Company for an aggregate purchase price of $351,620, consisting of $306,083 in cash (including cash acquired of $9,366) and the assumption of $45,537 of debt.

Subsequent events have been evaluated through November 9, 2012, which is the date the financial statements were available to be issued.